Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kenexa Corporation
Wayne, Pennsylvania

We hereby consent to the incorporation by reference into this Registration Statement on Form S-1 of our report dated February 21, 2006, relating to the consolidated financial statements of Kenexa Corporation, which is contained in the Prospectus constituting a part of the Registration Statement (File No. 333-131409), as amended, of Kenexa Coporation.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Philadelphia, Pennsylvania

March 7, 2006